UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2020 (June 3, 2020)

SERITAGE GROWTH PROPERTIES

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-37420	38-3976287
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Fifth Avenue, Suite 1530 New York, New York		10110
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (212) 355-7800

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A common shares of beneficial interest, par value $0.01 per share	SRG	New York Stock Exchange
7.00% Series A cumulative redeemable preferred shares of beneficial interest, par value $0.01 per share	SRG-PA	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 3, 2020, Seritage SRC Finance LLC and Seritage KMT Finance LLC (together, the “Landlord”), each a subsidiary of Seritage Growth Properties (the “Company”), entered into an amendment to the master lease (the “Holdco Master Lease Amendment”) with Transform SR Operations LLC and Transform KM Operations LLC (together, the “Tenant”), each a subsidiary of Transform Holdco LLC.

Pursuant to the Holdco Master Lease Amendment, which includes the remaining 17 Sears and Kmart stores in the Company’s wholly-owned portfolio, the Company will terminate the Holdco Master Lease at 12 stores, each of which the Tenant would otherwise have the right to terminate without penalty on March 1, 2021, in return for a termination payment of $5.3 million payable upon the earlier of the completion of going-out-of-business sales or September 30, 2020.

The Company will also allow the Tenant to defer 100% of base rent at five stores for six months (April 2020 through September 2020) with the deferred rent payable over a 12-month period beginning October 2020.  The Tenant will continue to pay all other additional rent (representing real estate taxes, utilities, common area maintenance and other property operating expenses) during the deferral period.

Mr. Edward S. Lampert, the Company’s Chairman, is the sole stockholder, chief executive officer and director of ESL Investments, Inc., which controls Transform SR Operations LLC and Transform KM Operations LLC. The terms of the Holdco Master Lease were approved by the Company’s Audit Committee and the Company’s Board of Trustees (with Mr. Edward S. Lampert recusing himself).

The foregoing description of the Holdco Master Lease Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of such agreement, a copy of which is attached as Exhibit 10.1 hereto and incorporated by reference herein.

Item 8.01	Other Events.

On June 4, 2020, the Company issued a press release providing an update on the Holdco Master Lease Amendment and other tenant activity in light of the COVID-19 pandemic.

A copy of the press release providing such update is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Second Amendment to Holdco Master Lease, dated as of June 3, 2020, by and among Seritage SRC Finance LLC, Seritage KMT Finance LLC, Transform SR Operations LLC and Transform KM Operations LLC.

99.1	Press release dated June 4, 2020.

104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERITAGE GROWTH PROPERTIES

By:	/s/ Matthew Fernand
Matthew Fernand
Executive Vice President, General Counsel & Secretary

Date: June 4, 2020